Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2017, with respect to the financial statements and supplemental schedule included in the Annual Report of the AbbVie Savings Plan on Form 11-K for the year ended December 31, 2016.  We hereby consent to the incorporation by reference of said report in the Registration Statement of AbbVie Inc. on Form S-8 (File No. 333-185564) for the AbbVie Savings Program.

/s/ Grant Thornton LLP

Chicago, Illinois
June 28, 2017